SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016
IBERIABANK CORPORATION
(Exact name of Registrant as Specified in Charter)

Louisiana (State or Other Jurisdiction of Incorporation)	001-37532 (Commission File Number)	72-1280718 (I.E. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501
(Address of Principal Executive Offices)
(337) 521-4003
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On December 2, 2016, IBERIABANK Corporation (the “Company”), a Louisiana corporation, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. and Goldman Sachs & Co., as underwriters (the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth in the Underwriting Agreement, an aggregate of 3,125,000 shares of common stock, par value $1.00 per share (the “Common Stock”) of the Company, for an aggregate purchase price of $254.7 million, or $81.50 per share, less underwriting discounts. The Company has granted the Underwriters an option to purchase 468,750 additional shares of common stock, solely to cover over-allotments, if any. The offering was made pursuant to an effective shelf registration statement and is expected to close on December 7, 2016, subject to customary closing conditions.
A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
On December 2, 2016, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
1.1
Underwriting Agreement, dated December 2, 2016, by and among IBERIABANK Corporation and Keefe, Bruyette & Woods, Inc. and Goldman Sachs & Co., as representatives of the other several underwriters named therein.

99.1	Press Release of IBERIABANK Corporation, dated December 2, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

Dated:	December 2, 2016	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

1.1
Underwriting Agreement, dated December 2, 2016, by and among IBERIABANK Corporation and Keefe, Bruyette & Woods, Inc. and Goldman Sachs & Co., as representatives of the other several underwriters named therein.

99.1	Press Release of IBERIABANK Corporation, dated December 2, 2016.